Exhibit 10.4

Patent Security Agreement

Patent Security Agreement, dated as of October 1, 2014, by INVENTERGY GLOBAL, INC., a Delaware corporation, INVERTERGY, INC., a Delaware corporation (collectively, the “Pledgor”), in favor of DBD CREDIT FUNDING LLC, in its capacity as collateral agent pursuant to the Revenue Sharing and Note Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Inventergy, Global., Inc., a Delaware corporation, Inventergy, Inc., a Delaware corporation (collectively, the “Company”), each of the Purchasers party thereto from time to time, (in such capacity, the “Collateral Agent”).

Witnesseth:

Whereas, the Pledgor is party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Patent Security Agreement;

Now, Therefore, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Revenue Sharing and Note Purchase Agreement, the Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:

(a)       registered Patents and applications of the Pledgor listed on Schedule I(a) of the Revenue Sharing and Note Purchase Agreement; and

(b)       all Proceeds of any and all of the foregoing.

SECTION 3. Security Agreement. The security interests granted to the Collateral Agent pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to the Collateral Agent pursuant to the Security Agreement, and Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interests in the Patents made and granted hereby are set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Patent Security Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Patent Security Agreement.

[Signature page follows]

In Witness Whereof, the Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

INVENTERGY GLOBAL, INC.,
as Pledgor

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chairman & CEO

INVENTERGY, INC.,
as Pledgor

By:	s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chairman & CEO

Accepted and Agreed:

DBD CREDIT FUNDING LLC,
as Collateral Agent

By:	s/ Jason Meyer
Name: Jason Meyer
Title: Authorized Signatory